Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 650 283 2413

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 408 345 8529

hilliard_terry@agilent.com

Agilent Technologies Reports Fourth Quarter 2006 Results

SANTA CLARA, Calif., Nov. 14, 2006 — Agilent Technologies Inc. (NYSE: A) today reported orders from continuing operations of $1.40 billion for the fourth fiscal quarter ended Oct. 31, 2006, 7 percent above one year ago. Revenues during the quarter were $1.33 billion, 6 percent above last year. Fourth quarter GAAP income from continuing operations was $132 million, or $0.32 per diluted share, compared with a loss of $22 million, or $0.04 per share, in last year’s fourth quarter.

Included in GAAP income from continuing operations are $47 million of charges related principally to the spin-off of Verigy and the reduction of Agilent’s infrastructure costs, and $21 million of non-cash compensation charges. Excluding these items and $9 million of tax and other net gains, Agilent reported fourth quarter adjusted net income from continuing operations of $191 million, or $0.46 per share. On a comparable basis, the company earned $147 million, or $0.29 per

1

share, one year ago. Including the results of Verigy, Agilent’s fourth quarter adjusted net income was $0.52 per share.(1)

“The distribution of Verigy shares to our owners completes a transformative year for Agilent,” said Bill Sullivan, Agilent president and chief executive officer. “As a pure-play measurement company, we finished fiscal 2006 with strong operating results and good momentum.” In Q4, orders were up 7 percent from one year ago, revenues were up 6 percent, and adjusted net income per share from continuing operations, at $0.46 per share, was 59 percent above last year’s results.

Sullivan noted that the company’s fourth quarter Return On Invested Capital(2), at 29 percent, reached a new high. Adjusted operating margins were strong, inventories were below 100 Days-on-Hand during the quarter, and total cash generated from continuing operating activities reached $300 million. After distribution of Verigy shares, the company ended the year with net cash of $2.3 billion.

During the quarter, the company announced a repurchase program of up to $2 billion of its common stock over the next two years.

Sullivan added, “While being mindful of economic uncertainties in the year ahead, Agilent’s focus is to leverage, through higher sustainable growth, the robust operating model we’ve built. We have the strongest backlog in a half-decade, and look forward to 2007.”

In the fiscal first quarter of 2007, Agilent expects revenues of $1.25 billion to $1.29 billion, up 7 percent to 10 percent from last year. Adjusted net income is expected to be in the range of $0.36 to $0.40 per share(3), 24 percent to 38 percent above last year’s comparable earnings.

2

Segment Results

Bio-Analytical Measurement(4)

($ millions except where noted)

	Q4:F06	Q4:F05	Q3:F06
Orders	462	402	387
Revenues	418	382	391
Gross Margin, %	55%	52%	54%
Income from Operations	83	65	60
Segment Assets	922	690	918
Return On Invested Capital(2), %	35%	37%	26%

Bio-Analytical Measurement recorded double-digit orders growth again in the fourth quarter, with a 15 percent year-to-year increase following the third quarter’s 11 percent rise. Record revenues of $418 million were up 9 percent from last year, and the segment’s book-to-bill ratio reached 1.11 during the quarter. Life Sciences revenues of $182 million were up 12 percent, with particular strength in China and India, broad acceptance of the company’s 1200 Series Liquid Chromatographs, and some signs of a rebound in large pharmaceutical spending. Chemical Analysis revenues of $236 million were up 8 percent from last year, with sustained momentum in Eastern Europe and Asia in the categories of food safety and the environment.

Segment income from operations of $83 million was $18 million above last year on a $36 million increase in revenues. Gross margins improved by 3 points, while operating margins also increased 3 points to a record 20 percent. Segment Return On Invested Capital(2), at 35 percent, was about unchanged from last year due to the impact of acquisitions.

Electronic Measurement(4)

($ millions except where noted)

	Q4:F06	Q4:F05	Q3:F06
Orders	935	902	838
Revenues	909	866	848
Gross Margin, %	57%	55%	58%
Income from Operations	143	131	125
Segment Assets	2,156	2,009	2,176
Return On Invested Capital(2), %	28%	26%	24%

3

Fourth quarter Electronic Measurement orders of $935 million were up 4 percent from last year, with solid demand in the Americas and Asia, while Europe was about flat with last year. Revenues of $909 million were up 5 percent, with strength in General Purpose Test, particularly for oscilloscopes and component test products, while aerospace & defense was relatively flat compared to last year. Communications test was also relatively flat, with strength in wireless R&D test offset by continued weakness in wireline test markets.

Fourth quarter income from operations of $143 million was up $12 million from last year’s very strong results on a $43 million increase in revenues. Gross margins improved 2 points while segment operating margins rose 1 point, to 16 percent. Segment ROIC(2) of 28 percent was 2 points better than last year based on sustained improvements in both margins and working capital management.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenue of $5.0 billion in fiscal 2006. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its fourth quarter FY2006 financial results on a conference call with investors beginning at 5 a.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q4 2006 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events —Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 10 a.m. (Pacific) today through Nov. 21, 2006. The replay number is +1 888 286 8010, or international callers may dial +1 617 801 6888; enter pass code 60693962.

4

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; and guidance for the first quarter of fiscal year 2007. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business, the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2006. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income from continuing operations, adjusted net income from continuing operations per share, and adjusted net income are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash stock-based compensation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. Adjusted net income from continuing operations excludes the impact of discontinued operations, including Verigy, and adjusted net income includes the impact of Verigy. A reconciliation between adjusted net income from continuing operations, adjusted

5

net income, and GAAP net income from continuing operations is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3) Adjusted net income per share as projected for Q107 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

(4) Historical segment data have been restated to correspond to current presentation.

6

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2006	2005	Inc/(Dec)

Orders	$1,397	$1,304	7%

Net revenue	$1,325	$1,248	6%

Costs and expenses:
Cost of products and services	597	613	(3)%
Research and development	155	168	(8)%
Selling, general and administrative	424	409	4%
Total costs and expenses	1,176	1,190	(1)%

Income from continuing operations	149	58	157%

Other income (expense), net	27	15	80%

Income from continuing operations before taxes and equity income	176	73	141%

Provision for taxes	44	101	(56)%

Income (loss) from continuing operations before equity income	132	(28)	571%

Equity income from Lumileds	—	6	(100)%

Income (loss) from continuing operations	132	(22)	700%

Income from and gain (loss) on sale of discontinued operations of our Semiconductor Products Business (net of taxes of $0 in 2006 and $28 million in 2005)	(1)	42	(102)%
Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $5 million in 2006 and $1 million in 2005)	21	5	320%

Net income	$152	$25	508%

Net income (loss) per share- basic:
Income (loss) from continuing operations	$0.32	$(0.04)
Income from and gain (loss) on sale of discontinued operations of our Semiconductor Products Business, net	(0.00)	0.08
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	0.05	0.01
Net income per share- basic	$0.37	$0.05

Net income (loss) per share- diluted:
Income (loss) from continuing operations	$0.32	$(0.04)
Income from and gain (loss) on sale of discontinued operations of our Semiconductor Products Business, net	(0.00)	0.08
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	0.04	0.01
Net income per share- diluted	$0.36	$0.05

Weighted average shares used in computing net income (loss) per share:
Basic	409	500
Diluted	417	512

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the fourth quarter of fiscal 2006 includes pre-tax share-based compensation expense under SFAS No. 123(R) of $21 million related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Twelve Months Ended
	October 31,		Percent
	2006	2005	Inc/(Dec)

Orders	$5,075	$4,773	6%

Net revenue	$4,970	$4,685	6%

Costs and expenses:
Cost of products and services	2,313	2,321	—
Research and development	654	650	1%
Selling, general and administrative	1,659	1,498	11%
Gain on sale of Palo Alto headquarters and San Jose site	(121)	—	100%
Total costs and expenses	4,505	4,469	1%

Income from operations	465	216	115%

Other income (expense), net	165	75	120%

Income from continuing operations before taxes and equity income	630	291	116%

Provision for taxes	88	143	(38)%

Income from continuing operations before equity income	542	148	266%

Equity income from and gain on sale of Lumileds	901	42	2045%

Income from continuing operations	1,443	190	659%

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of $10 million in 2006 and $46 million in 2005)	1,814	186	875%
Income (loss) from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $22 million in 2006 and $12 million in 2005)	53	(49)	208%

Net income	$3,310	$327	912%

Net income per share- basic:
Income from continuing operations	$3.35	$0.38
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	4.21	0.38
Income (loss) from the discontinued operations of our Semiconductor Test Solutions Business, net	0.12	(0.10)
Net income per share- basic	$7.68	$0.66

Net income per share- diluted:
Income from continuing operations	$3.27	$0.38
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	4.12	0.37
Income (loss) from the discontinued operations of our Semiconductor Test Solutions Business, net	0.12	(0.10)
Net income per share- diluted	$7.51	$0.65

Weighted average shares used in computing net income per share:
Basic	431	494
Diluted	441	500

Historical amounts were reclassified to conform with current period presentation.

Income from continuing operations for the twelve months of fiscal 2006 includes pre-tax share-based compensation expense under SFAS No. 123(R) of $94 million related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	October 31,	October 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$2,262	$2,226
Short term investments	—	25
Accounts receivable, net	689	678
Inventory	627	612
Other current assets	351	288
Current assets of discontinued operations	—	618
Total current assets	3,929	4,447

Property, plant and equipment, net	775	855
Goodwill and other intangible assets, net	468	345
Other assets	557	611
Restricted cash and cash equivalents	1,606	22
Non-current assets of discontinued operations	—	471
Total assets	$7,335	$6,751

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$377	$323
Employee compensation and benefits	451	522
Deferred revenue	225	205
Income and other taxes payable	388	474
Other accrued liabilities	127	158
Current liabilities of discontinued operations	—	254
Total current liabilities	1,568	1,936

Long-term debt	1,500	—
Retirement and post-retirement benefits	247	383
Other long-term liabilities	367	339
Other long-term liabilities of discontinued operations		12
Total liabilities	3,682	2,670

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 535million shares at October 31, 2006 and 512 million shares at October 31, 2005 issued	5	5
Treasury stock at cost; 127 million shares at October 31, 2006 and 9 million shares at October 31, 2005	(4,525)	(290)
Additional paid-in capital	6,605	5,878
Retained earnings (accumulated deficit)	1,539	(1,463)
Accumulated other comprehensive income (loss)	29	(49)
Total stockholders’ equity	3,653	4,081
Total liabilities and stockholders’ equity	$7,335	$6,751

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Twelve months	Three months
	ended	ended
	October 31,	October 31,
	2006	2006
Cash flows from operating activities:
Net income	$3,310	$152
Less: Income from and gain (loss) on sale of discontinued operations of our Semiconductor Products business, net	1,814	(1)
Income from discontinued operations of our Semiconductor Test Solutions business, net	53	21
Income from continuing operations	$1,443	$132

Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities
Depreciation and amortization	174	46
Deferred taxes	(19)	(10)
Excess and obsolete inventory-related charges	36	8
Asset impairment charges	38	15
Net gain on sale of investments	(11)	(2)
Gain on sale and undistributed equity in net income of Lumileds	(901)	—
Net gain on sale of assets	(114)	—
Share based compensation	94	21
Net pension curtailment and settlements gains	(23)	(5)
In-process research and development	2	—
Changes in assets and liabilities:
Accounts receivable	11	6
Inventory	(55)	(13)
Accounts payable	55	14
Employee compensation and benefits	(64)	68
Income taxes and other taxes payable	(73)	14
Other current assets and liabilities	(68)	(60)
Other long-term assets and liabilities	(91)	70
Net cash provided by operating activities of continuing operations	434	304
Net cash provided by operating activities of discontinued operations related to our Semiconductor Products business	7	—
Net cash provided by operating activities of discontinued operations related to our Semiconductor Test Solutions business	195	99
Net cash provided by operating activities (a)	636	403

Cash flows from investing activities:
Investments in property, plant and equipment	(185)	(50)
Proceeds from the sale of property, plant and equipment	207	2
Investment in equity securities	(6)	(1)
Proceeds from sale of Lumileds and other investments	974	8
Increase in restricted cash, cash equivalents and investments, net	(1,584)	(1)
Payment of loan receivable	50	—
Net proceeds from sale of discontinued operations	2,508	(1)
Proceeds from sale of short-term investments	25	—
Purchase of minority interest, primarily Yokogawa Analytical Systems	(104)	—
Acquisition of businesses and intangible assets, net of cash acquired	(50)	(20)
Net cash provided by (used in) investing activities of continuing operations	1,835	(63)
Net cash used in investing activities of discontinued operations related to our Semiconductor Products business	(6)	—
Net cash used in investing activities of discontinued operations related to our Semiconductor Test Solutions business	(35)	(5)
Net cash provided by (used in) investing activities	1,794	(68)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	547	34
Treasury stock repurchases	(4,235)	(56)
Distribution on spin off of subsidiary (our Semiconductor Test Solutions business)	(300)	(300)
Capital contributions to subsidiary (our Semiconductor Test Solutions business)	(19)
Proceeds from term facility	700	—
Repayment of term facility	(700)	—
Debt issuance costs	(25)	—
Cash distribution to minority interest in consolidated joint venture	(16)	—
Long-term debt	1,500	—
Net cash used in financing activities of continuing operations	(2,548)	(322)
Net cash provided by investing activities of discontinued operations related to our Semiconductor Test Solutions business	140	—
Net cash used in investing activities	(2,408)	(322)

Effect of exchange rate movements	14	—

Net increase in cash and cash equivalents	36	13

Cash and cash equivalents at beginning of period	2,226	2,249

Cash and cash equivalents at end of period	$2,262	$2,262

(a) Cash payments included in continuing and discontinued operating activities:
Restructuring	167	31
Income tax payments	162	19

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Twelve Months Ended
	October 31,				October 31,
	2006	EPS	2005	EPS	2006	EPS	2005	EPS

Net income per GAAP	$152	$0.36	$25	$0.05	$3,310	$7.51	$327	$0.65
Less income from and gain (loss) on sale of discontinued operations, SPG	(1)	(0.00)	42	0.08	1,814	4.12	186	0.37
Less income from and gain (loss) on sale of discontinued operations, STS	21	0.04	5	0.01	53	0.12	(49)	(0.10)
Income (loss) from continuing operations	$132	$0.32	$(22)	$(0.04)	$1,443	$3.27	$190	$0.38
Non-GAAP adjustments:
Restructuring and asset impairment	39	0.09	63	0.12	170	0.39	107	0.21
Business disposal and infrastructure reduction costs	8	0.02	10	0.02	63	0.14	10	0.02
Gain on sale of Palo Alto and San Jose sites	—	—	—	—	(121)	(0.27)	—	—
Gain on sale and equity in income of Lumileds	—	—	(6)	(0.01)	(901)	(2.04)	(42)	(0.08)
Share-based compensation expense	21	0.05		—	94	0.21	—	—
Unallocated SPG corporate charges	1	0.00	32	0.06	14	0.03	132	0.26
Unallocated STS corporate charges	3	0.01	14	0.03	42	0.10	27	0.05
Income from Foreign Sales Corporation (FSC) study	(2)	(0.00)		—	(15)	(0.03)	—	—
Pension and other curtailments and settlements	(5)	(0.01)		—	(23)	(0.05)	—	—
Excess software amortization	5	0.01		—	5	0.01	—	—
Investment impairments	—	—	8	0.02	—	—	8	0.02
Convertible debt repurchase	—	—	6	0.01	—	—	6	0.01
Other, principally other intangibles	6	0.01	5	0.01	16	0.03	11	0.03
Adjustment for taxes	(17)	(0.04)	37	0.07	(131)	(0.30)	14	0.03
Adjusted net income from continuing operations (excluding STS)	$191	$0.46	$147	$0.29	$656	$1.49	$463	$0.93

Add net income for STS segment (non-GAAP)	24		(2)		86		(68)
Adjusted net income (including STS)	$215	$0.52	$145	$0.28	$742	$1.68	$395	$0.79

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things,  the impact of the sale of our businesses and investments from the results of the sales of our products. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services).  These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as restructuring charges and sales of investments can have a material impact on our cash flows and net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

Reconciliation of ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	New Agilent		BAM	EM	BAM	EM
	Q4’06	Q4’06	Q4’06		Q4’05	Q4’05	Q3’06	Q3’06
Numerator:
Adjusted income from operations	$83	$143	$229		$65	$131	$60	$125
Less:
Taxes and Other (income)/expense	24	32	60		18	26	16	27

Segment return	59	111	169	(a)	47	105	44	98

Segment return annualized	$236	$444	$676		$188	$420	$176	$392

Denominator:
Segment assets (b)	$922	$2,156	$3,105		$690	$2,009	$918	$2,176
Less:
Net current liabilities (c)	$250	$575	$824		208	492	$239	$544
Invested capital	$672	$1,581	$2,281		$482	$1,517	$679	$1,632

Average invested capital	$676	$1,607	$2,318		$514	$1,640	$681	$1,640

ROIC	35%	28%	29%		37%	26%	26%	24%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)    New Agilent return is equal to adjusted net income from continuing operations of $191 million minus net interest income after tax of $22 million. Please see the table on page 5 for a reconciliation of adjusted net income from continuing operations to GAAP income from continuing operations.

(b)   Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)   Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Historical amounts were reclassified to conform with current period presentation.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.